Exhibit 99.1

Northern Oil and Gas, Inc. Announces 2014 Third Quarter Results and Raises 2014 Production Guidance

WAYZATA, MINNESOTA — November 6, 2014 — Northern Oil and Gas, Inc. (NYSE MKT: NOG) today announced 2014 third quarter results.
2014 THIRD QUARTER HIGHLIGHTS

•	Third quarter 2014 production increased 8% sequentially and 26% year over year to 1,513,205 barrels of oil equivalent (“Boe”), or 16,448 average Boe per day
•	Oil and gas sales totaled $119.2 million during the third quarter
•	Northern added 167 gross (13.8 net) wells to production during the third quarter
•	The company raised full year 2014 production guidance to an expected 25% year over year increase
•	Northern has approximately 4.0 million barrels of oil hedged for 2015 at an average price of $89.43 per barrel

Northern’s GAAP net income for the third quarter of 2014 was $58.0 million, or $0.95 per diluted share.  Adjusted Net Income for the third quarter of 2014 was $15.6 million, or $0.26 per diluted share.  Adjusted EBITDA for the third quarter of 2014 was $81.4 million, an increase of 9% when compared to the third quarter of 2013.  See “Non-GAAP Financial Measures” below for additional information on these measures.

MANAGEMENT COMMENT

“Northern had another strong quarter of drilling and completion activity, resulting in continued sequential production growth and a record 359 gross (25.0 net) wells in process at the end of the quarter,” commented Northern Oil Chairman and Chief Executive Officer Michael Reger.  “Our well productivity continued to improve as our new well additions were again heavily concentrated in the core counties of Mountrail, McKenzie, Williams and Dunn.  In addition, given market volatility our non-operated business model allowed us to quickly tighten our internal capital allocation process to incorporate the recent changes in oil prices.  We intend to monitor and adjust our capital allocation decisions as conditions merit.  Our capital discipline and liquidity position, coupled with our extensive hedge book, puts us in a strong position as we plan for 2015.”

2014 GUIDANCE

Northern now expects full year 2014 production to increase 25% over 2013, which is the top end of our prior guidance of a 20% to 25% increase. Net well additions remain on pace for Northern to add approximately 44 net wells for the full year.

DRILLING AND COMPLETIONS UPDATE

Field conditions in the third quarter were as expected, allowing Northern to add 167 gross (13.8 net) wells to production, which brought Northern’s total producing well count to 2,197 gross (177.5 net) as of September 30, 2014.  The strong pace of drilling activity continued, and as a result, Northern’s number of wells drilling or awaiting completion hit a new record of 359 gross (25.0 net) as of September 30, 2014.

The following table provides county detail for wells in process as of September 30, 2014.

County	Gross Wells	Net Wells	Percentage of Total
Mountrail	104	6.8	27%
McKenzie	100	7.4	30%
Williams	82	6.6	26%
Dunn	47	2.4	10%
Other	26	1.8	7%
Total	359	25.0	100%

OCTOBER ACTIVITY UPDATE

Northern completed and placed into production approximately 39 gross (2.3 net) wells during the month of October and Northern was participating in approximately 377 gross (28.3 net) wells that were drilling or awaiting completion as of October 31, 2014.

CAPITAL EXPENDITURES AND LIQUIDITY UPDATE

During the third quarter of 2014, Northern incurred $110.1 million of capital expenditures on drilling and completion and capitalized workover costs.  This amount includes percentage of completion accrual amounts that are attributable to the current wells in process.  In addition, during the third quarter Northern spent $11.6 million on acreage and other acquisition activities in the Williston Basin, and incurred $2.3 million of other capitalized costs.

At September 30, 2014, Northern had $228 million in outstanding borrowings under its revolving credit facility, which has a total borrowing base of $550 million. The remaining borrowing capacity under the revolving credit facility, together with an additional $8.0 million in cash, left the company with available liquidity of approximately $330 million at quarter-end.

ACREAGE UPDATE

As of September 30, 2014, Northern controlled approximately 184,747 net acres targeting the Williston Basin Bakken and Three Forks formations.  During the third quarter of 2014, Northern acquired leasehold interests covering an aggregate of approximately 5,369 net mineral acres at an average cost of $1,402 per net acre.

As of September 30, 2014, approximately 76% of Northern’s North Dakota acreage position, and 64% of Northern’s total acreage position, was developed, held by production or held by operations.

HEDGING UPDATE

Northern hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes Northern’s oil derivative contracts as of September 30, 2014, by fiscal quarter:

	SWAPS		COSTLESS COLLARS
Contract Period	Volume (Bbls)	Weighted Average Price (per Bbl)	Volume (Bbls)	Weighted Average Floor/Ceiling Price (per Bbl)
2014:
Q4	975,000	$89.77	60,000	$90.00 - $99.05
2015:
Q1	990,000	$89.03	–	–
Q2	990,000	$89.03	–	–
Q3	990,000	$89.82	–	–
Q4	990,000	$89.82	–	–
2016:
Q1	450,000	$90.00	–	–
Q2	450,000	$90.00	–	–

THIRD QUARTER 2014 OPERATING AND FINANCIAL RESULTS

The following table sets forth selected operating and financial data for the periods indicated.

	Three Months Ended September 30,
	2014	2013	% Change
Net Production:
Oil (Bbl)	1,348,146	1,093,464	23
Natural Gas and NGLs (Mcf)	990,351	642,338	54
Total (Boe)	1,513,205	1,200,520	26

Average Daily Production:
Oil (Bbl)	14,654	11,885	23
Natural Gas and NGLs (Mcf)	10,765	6,982	54
Total (Boe)	16,448	13,049	26

Average Sales Prices:
Oil (per Bbl)	$84.32	$95.08	(11)
Effect of Loss on Settled Derivatives on Average Price (per Bbl)	(5.20)	(7.40)	(30)
Oil Net of Settled Derivatives (per Bbl)	79.12	87.68	(10)
Natural Gas and NGLs (per Mcf)	5.56	5.08	9
Realized Price on a Boe Basis Including all Realized Derivative Settlements	74.13	82.58	(10)

Operating Expenses (per Boe):
Production Expenses	$9.73	$9.56	2
Production Taxes	7.98	8.27	(4)
General and Administrative Expense	3.11	3.47	(10)
Depletion, Depreciation, Amortization and Accretion	30.17	26.74	13

Oil and Natural Gas Sales

In the third quarter of 2014, oil, natural gas and NGL sales, excluding the effect of settled derivatives, were $119.2 million, an increase of 11% as compared to the third quarter of 2013, driven by a 26% increase in production that was partially offset by a 12% decrease in realized prices, excluding the effect of settled derivatives.  The lower average realized price in the third quarter of 2014 as compared to the same period in 2013 was driven by lower average NYMEX oil prices and a higher oil price differential.  Northern’s oil price differential during the third quarter of 2014 was $12.92 per barrel, as compared to $9.04 per barrel in the third quarter of 2013.

Derivative Instruments

For the third quarter of 2014, Northern incurred a loss on settled derivatives of $7.0 million, compared to an $8.1 million loss for the third quarter of 2013.  Northern had a non-cash mark-to-market derivative gain of $68.6 million in the third quarter of 2014, compared to a $29.4 million loss in the third quarter of 2013.

Production Expenses

Production expenses were $14.7 million in the third quarter of 2014 compared to $11.5 million in the third quarter of 2013.  On a per unit basis, production expenses increased from $9.56 per Boe in the third quarter of 2013 to $9.73 per Boe in the third quarter of 2014.  The higher cost on a per unit basis in 2014 is primarily due to higher workover costs and water hauling and disposal expenses.

Production Taxes

Northern pays production tax as a percentage of total oil and gas sales, before the effect of settled derivatives.  These costs were $12.1 million in the third quarter of 2014 compared to $9.9 million in the third quarter of 2013.  As a percentage of oil and gas sales, our production taxes were 10.1% and 9.3% in the third quarter of 2014 and 2013, respectively.  This increase in production tax rates as a percentage of oil and gas sales in the third quarter of 2014 is due to a declining proportion of Northern’s production that qualifies for lower initial tax rates.

General and Administrative Expense

General and administrative expense was $4.7 million for the third quarter of 2014 compared to $4.2 million for the third quarter of 2013.  On a per unit basis, third quarter 2014 general and administrative expenses were $3.11 per Boe, a 10% reduction when compared with the $3.47 per Boe for the third quarter of 2013.

Depletion, Depreciation, Amortization and Accretion

Depletion, depreciation, amortization and accretion (“DD&A”) was $45.6 million in the third quarter of 2014 compared to $32.1 million in the third quarter of 2013.  Depletion expense, the largest component of DD&A, was $30.02 per Boe in the third quarter of 2014 compared to $26.66 per Boe in the third quarter of 2013.  The aggregate increase in depletion expense in the third quarter of 2014 compared to the third quarter of 2013 was driven by a 26% increase in production and a 13% increase in the depletion rate per Boe.

Interest Expense

Interest expense, net of capitalized interest, was $10.6 million in the third quarter of 2014 compared to $9.2 million in the third quarter of 2013.  The increase in interest expense was primarily due to increased borrowings on our revolving credit facility.

Income Tax Provision

The provision for income taxes was $35.1 million in the third quarter of 2014 compared to $1.0 million in the third quarter of 2013.  The effective tax rate in the third quarter of 2014 was 37.7% compared to an effective tax rate of 37.6% in the third quarter of 2013.

Net Income

Net income was a gain of $58.0 million, or approximately $0.95 per diluted share, for the third quarter of 2014, compared to net income of $1.7 million, or approximately $0.03 per diluted share, for the third quarter of 2013.  Net income in the third quarter of 2014 was impacted by a non-cash gain on the mark-to-market of derivative instruments, net of tax, totaling $42.7 million, compared to a $18.3 million loss, net of tax, in the third quarter of 2013.

Non-GAAP Financial Measures

Adjusted Net Income for the third quarter of 2014 was $15.6 million (representing approximately $0.26 per diluted share), compared to $20.0 million (representing approximately $0.32 per diluted share) for the third quarter of 2013.  The decrease in non-GAAP Adjusted Net Income is primarily due to lower realized commodity prices as well as higher interest, operating and depletion expenses, which were partially offset by the continued addition of crude oil and natural gas production.  Northern defines Adjusted Net Income as net income excluding (i) (gain) loss on the mark-to-market of derivative instruments, net of tax and (ii) certain legal settlements, net of tax.

Adjusted EBITDA for the third quarter of 2014 was $81.4 million, compared to Adjusted EBITDA of $74.6 million for the third quarter of 2013.  The increase in Adjusted EBITDA is primarily due to our continued addition of crude oil and natural gas production from new wells, which was partially offset by lower realized commodity prices in 2014 compared to 2013. Northern defines Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization, and accretion, (iv) (gain) loss on the mark-to-market of derivative instruments and (v) non-cash share based compensation expense.

Adjusted Net Income and Adjusted EBITDA are non-GAAP measures.  A reconciliation of these measures to the most directly comparable GAAP measure is included in the accompanying financial tables found later in this release.  Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance.  Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and unrealized derivatives gains and losses that management believes are not indicative of Northern’s core operating results.  In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Northern’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes.

THIRD QUARTER 2014 EARNINGS RELEASE CONFERENCE CALL

In conjunction with Northern’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Friday, November 7, 2014 at 9:00 a.m. Central Time.  Details for the conference call are as follows:

Dial-In Number:  (888) 715-1402 (US/Canada) and (913) 312-1427 (International)
Conference ID:  6969791 - Northern Oil and Gas, Inc. Third Quarter 2014 Earnings Call
Replay Dial-In Number: (888) 203-1112 (US/Canada) and (719) 457-0820 (International)
Replay Access Code:  6969791 - Replay will be available through November 21, 2014

UPCOMING CONFERENCE SCHEDULE

Jefferies 2014 Global Energy Conference
November 11-12, 2014 in Houston, TX
Global Hunter Securities 1x1 Series Boston Energy Day
December 4, 2014 in Boston, MA
Capital One Securities 9th Annual Energy Conference
December 9-12, 2014 in New Orleans, LA

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events.  While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control.

CONTACT:

Brandon Elliott                                                                                                           Erik Nerhus
EVP, Corporate Development and Strategy                                                            VP, Business Development
952-476-9800                                                                                                           952-476-9800
belliott@northernoil.com                                                                                        enerhus@northernoil.com

NORTHERN OIL AND GAS, INC.
STATEMENTS OF COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
REVENUES
Oil and Gas Sales	$119,191,594	$107,232,064	$337,149,610	$270,026,894
Loss on Settled Derivatives	(7,017,599)	(8,096,075)	(25,084,349)	(8,966,175)
Gain (Loss) on the Mark-to-Market of Derivative Instruments	68,600,900	(29,353,161)	25,433,684	(27,254,147)
Other Revenue	2,594	1,372	5,863	37,514
Total Revenues	180,777,489	69,784,200	337,504,808	233,844,086

OPERATING EXPENSES
Production Expenses	14,717,257	11,471,867	39,428,008	30,510,248
Production Taxes	12,068,494	9,931,345	34,073,083	25,303,805
General and Administrative Expense	4,698,972	4,164,335	12,677,481	12,068,439
Depletion, Depreciation, Amortization and Accretion	45,646,232	32,103,607	123,959,402	85,455,425
Total Expenses	77,130,955	57,671,154	210,137,974	153,337,917

INCOME FROM OPERATIONS	103,646,534	12,113,046	127,366,834	80,506,169

OTHER INCOME (EXPENSE)
Interest Expense, Net of Capitalization	(10,624,246)	(9,212,834)	(30,850,004)	(23,140,425)
Other Income (Expense)	13,022	(169,308)	45,794	(437,032)
Total Other Income (Expense)	(10,611,224)	(9,382,142)	(30,804,210)	(23,577,457)

INCOME BEFORE INCOME TAXES	93,035,310	2,730,904	96,562,624	56,928,712

INCOME TAX PROVISION	35,050,000	1,028,000	36,400,000	21,262,614

NET INCOME	$57,985,310	$1,702,904	$60,162,624	$35,666,098

COMPREHENSIVE INCOME	$57,985,310	$1,702,904	$60,162,624	$35,666,098

Net Income Per Common Share – Basic	$0.96	$0.03	$0.99	$0.57
Net Income Per Common Share – Diluted	$0.95	$0.03	$0.99	$0.56
Weighted Average Shares Outstanding – Basic	60,559,827	62,426,341	60,753,752	62,750,952
Weighted Average Shares Outstanding – Diluted	60,736,502	62,758,378	60,950,641	63,142,238

NORTHERN OIL AND GAS, INC.
BALANCE SHEETS
SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

	September 30, 2014 (unaudited)	December 31, 2013
CURRENT ASSETS
Cash and Cash Equivalents	$8,049,167	$5,687,166
Trade Receivables	88,575,478	86,816,981
Advances to Operators	869,485	618,786
Prepaid and Other Expenses	1,792,569	770,740
Derivative Instruments	3,849,629	62,890
Deferred Tax Asset	3,312,000	10,431,000
Total Current Assets	106,448,328	104,387,563

PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	2,005,625,094	1,611,073,747
Unproved	71,275,756	70,148,348
Other Property and Equipment	1,781,645	1,701,366
Total Property and Equipment	2,078,682,495	1,682,923,461
Less – Accumulated Depreciation and Depletion	(409,239,931)	(285,616,752)
Total Property and Equipment, Net	1,669,442,564	1,397,306,709

DERIVATIVE INSTRUMENTS	6,142,424	1,745,405

DEBT ISSUANCE COSTS	14,541,339	16,160,283

TOTAL ASSETS	$1,796,574,655	$1,519,599,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$220,127,572	$168,936,785
Accrued Expenses	4,933,500	2,645,178
Accrued Interest	13,491,862	3,386,409
Derivative Instruments	531,246	19,119,646
Total Current Liabilities	239,084,180	194,088,018

LONG-TERM LIABILITIES
Revolving Credit Facility	228,000,000	75,000,000
8% Senior Notes	508,424,779	509,539,823
Derivative Instruments	1,975,681	637,208
Other Noncurrent Liabilities	4,824,408	3,832,550
Deferred Tax Liability	145,955,000	116,674,000
Total Long-Term Liabilities	889,179,868	705,683,581

TOTAL LIABILITIES	1,128,264,048	899,771,599

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDERS’ EQUITY
Preferred Stock, Par Value $.001; 5,000,000 Authorized, No Shares Outstanding	-	-
Common Stock, Par Value $.001; 95,000,000 Authorized, 9/30/2014 – 61,026,673 Shares Outstanding and 12/31/2013 – 61,858,199 Shares Outstanding	61,027	61,858
Additional Paid-In Capital	434,364,613	446,044,159
Retained Earnings	233,884,967	173,722,344
Total Stockholders’ Equity	668,310,607	619,828,361

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,796,574,655	$1,519,599,960

Reconciliation of Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Income	$57,985,310	$1,702,904	$60,162,624	$35,666,098
Add:
(Gain) Loss on the Mark-to-Market of Derivative Instruments, Net of Tax	(42,738,361)	18,308,197	(15,845,185)	17,074,790
Legal Settlements, Net of Tax	359,471	-	359,471	-
Adjusted Net Income	$15,606,420	$20,011,101	$44,676,910	$52,740,888

Weighted Average Shares Outstanding – Basic	60,559,827	62,426,341	60,753,752	62,750,952
Weighted Average Shares Outstanding – Diluted	60,736,502	62,758,378	60,950,641	63,142,238

Net Income Per Common Share - Basic	$0.96	$0.03	$0.99	$0.57
Add:
Change due to (Gain) Loss on the Mark-to-Market of Derivative Instruments, Net of Tax	(0.71)	0.29	(0.26)	0.27
Change due to Legal Settlements, Net of Tax	0.01	-	0.01	-
Adjusted Net Income Per Common Share – Basic	$0.26	$0.32	$0.74	$0.84

Net Income Per Common Share – Diluted	$0.95	$0.03	$0.99	$0.56
Add:
Change due to (Gain) Loss on the Mark-to-Market of Derivative Instruments, Net of Tax	(0.70)	0.29	(0.26)	0.27
Change due to Legal Settlements, Net of Tax	0.01	-	0.01	-
Adjusted Net Income Per Common Share – Diluted	$0.26	$0.32	$0.74	$0.83

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net Income	$57,985,310	$1,702,904	$60,162,624	$35,666,098
Add:
Interest Expense	10,624,246	9,212,834	30,850,004	23,140,425
Income Tax Provision	35,050,000	1,028,000	36,400,000	21,262,614
Depreciation, Depletion, Amortization and Accretion	45,646,232	32,103,607	123,959,402	85,455,425
Non-Cash Share Based Compensation	736,971	1,239,623	2,022,180	3,547,493
(Gain) Loss on the Mark-to-Market of Derivative Instruments	(68,600,900)	29,353,161	(25,433,684)	27,254,147
Adjusted EBITDA	$81,441,859	$74,640,129	$227,960,526	$196,326,202